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                                                                    EXHIBIT 10.1



                                 FIRST AMENDMENT

                                       TO

                            STOCK PURCHASE AGREEMENT

                  THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of June 30, 1999, is entered into by and between Allegiance Telecom, Inc., a Delaware corporation (the "Buyer"), and PennCorp Financial Services, Inc., a Delaware corporation ("PennCorp").

                  WHEREAS, Buyer and PennCorp have entered into that certain Stock Purchase Agreement (the "Agreement") dated as of June 11, 1999; and

                  WHEREAS, Buyer and PennCorp desire to amend the Agreement in certain respects.

                  NOW, THEREFORE, in consideration of the premises, Buyer and PennCorp agree as follows:

                  1. Section 5.8(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 5.8 Employment and Employee Benefits.

                  (a) On the Closing Date, all employees of Kivex shall remain employees of Kivex. Buyer shall be liable, and shall indemnify and hold PennCorp harmless, from any and all obligations or liabilities, contingent or otherwise, relating to or arising from the employment or termination of employment of employees of Kivex, including, except as set forth below, all obligations arising from or related to the employment agreement of Mitchell Romm included in
Section 5.8(a) of the Disclosure Schedule; provided, however, that PennCorp shall assume, pay and be liable for, and shall indemnify and hold Buyer and its affiliates harmless from, all obligations and other liabilities under the Kivex Incentive Compensation Plan included in Section 5.8(a) of the Disclosure Schedule and Sections 4B and 4C of the Employment Agreement dated as of January 1, 1999, between Kivex and Mitchell Romm.

                  2. Section 5.8(c) of the Agreement is hereby amended and restated in its entirely to read as follows:

                  SECTION 5.8 Employment and Employee Benefits.

                  (c) At or prior to Closing, (i) PennCorp shall cause the Southwestern Financial Services Corporation Salaried Employees Severance Plan (the "SFSC Plan") to be terminated with respect to the participation by employees of Kivex and (ii) Buyer shall


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cause Kivex to adopt a severance plan that is identical to the SFSC Plan with respect to the employees of Kivex disclosed in Section 5.8(c) of the Disclosure Schedule. At and following the Closing Date, Buyer shall indemnify and hold PennCorp and its affiliates harmless from any and all claims of any present participant to the SFSC Plan arising out of or related to the termination of the SFSC Plan by PennCorp or the adoption, the failure to adopt, the amendment or termination of a similar plan by Kivex at the direction of Buyer.

                  3. Section 10.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

         SECTION 10.1 Preparation of Tax Returns; Payment of Taxes.

                  (a) PennCorp shall include Kivex, or cause Kivex to be included in, and shall file or cause to be filed, (i) the United States consolidated federal income Tax Returns of PennCorp for all taxable periods of Kivex prior to the Closing Date and for any portion of a taxable period ending on the Closing Date; (ii) where applicable, all other consolidated, combined or unitary Tax Returns of PennCorp for the taxable periods of Kivex prior to the Closing Date and for any portion of a taxable period ending on the Closing Date; and (iii) shall pay all Taxes due with respect to the returns referred to in clause (i) or (ii) of this Section 10.1(a). PennCorp also shall file, or shall cause Kivex to file, all other Tax Returns of or which include Kivex and are required to be filed (taking into account any extensions) for all taxable periods ending prior to the Closing Date and for any portion of the taxable period ending on the Closing Date and shall pay any and all Taxes due with respect to all such taxable periods (whether or not shown to be due on any Tax Return). For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. All Tax Returns described in this Section 10.1(a) shall be prepared in a manner consistent with past practice unless a past practice has been finally determined to be incorrect by the applicable taxing authority or a contrary treatment is required by applicable tax laws (or the judicial or administrative interpretations thereof). Following the Closing Date, Buyer shall be responsible for preparing, or causing to be prepared, all other Tax Returns required to be filed by Kivex after the Closing Date.

                  (b) For federal income tax purposes, the taxable year of Kivex shall end as of the close of the Closing Date and, with respect to all other Taxes, PennCorp and



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Buyer will, unless prohibited by applicable law, close the taxable period of
Kivex as of the close of the Closing Date. Neither PennCorp nor Buyer shall take any position inconsistent with the preceding sentence on any Tax Return (whether or not shown to be due on any Tax Returns), except as required by applicable tax laws (or the judicial or administrative interpretations thereof).

                  (c) Buyer and PennCorp agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to Kivex as is reasonably necessary for the filing of any Tax Returns, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. Buyer or Kivex shall retain in its possession, and shall provide PennCorp reasonable access to (including the right to make copies of), such supporting books and records and any other materials that PennCorp may specify with respect to matters relating to Taxes for any taxable period ending on or prior to the Closing Date until the relevant statute of limitations has expired. After such time, Buyer may dispose of such material, provided that prior to such disposition Buyer shall give PennCorp a reasonable opportunity to take possession of such materials.

                  3. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in the form in which it existed immediately prior to the execution and delivery of this Amendment.

                  4. References to the Agreement made in any document or instrument delivered in connection with the transactions occurring on the Closing Date shall be deemed to refer to the Agreement as amended by this Amendment.

                  5. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together constitute one and the same document.

                  [Remainder of Page Intentionally Left Blank]




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed, all as of the date first written above.

                           ALLEGIANCE TELECOM, INC.



                           By: /s/ MARK B. TRESNOWSKI
                           Name:  Mark B. Tresnowski
                           Title: Senior Vice President,
                                  General Counsel and Secretary


                           PENNCORP FINANCIAL SERVICES, INC.



                           By: /s/ SCOTT D. SILVERMAN
                           Name: Scott D. Silverman
                           Title: Executive Vice President and Secretary